UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 19, 2016, (1) the Board of Trustees of Lexington Realty Trust (the “Trust”) elected Beth Boulerice as the principal accounting officer of the Trust, and (2) the Board of Directors of Lex GP-1 Trust, the general partner of Lepercq Corporate Income Fund L.P. (the “Partnership”) elected Ms. Boulerice as the principal accounting officer of the Partnership. Ms. Boulerice, age 51, has served as the Trust’s Chief Accounting Officer since January 2011 and one of the Trust’s Executive Vice Presidents since January 2013. Prior to joining the Trust in January 2007, Ms. Boulerice was employed by First Winthrop Corporation and was the Chief Accounting Officer of Newkirk Realty Trust. Ms. Boulerice is a Certified Public Accountant. The position of principal accounting officer of the Trust and the Partnership, was previously held by Patrick Carroll, the Chief Financial Officer of the Trust, who will continue as the principal financial officer of both entities.

Ms. Boulerice has no family relationships with any trustee, director, executive officer or person nominated or chosen to become a trustee, director or executive officer of the Trust or the Partnership. Ms. Boulerice is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lexington Realty Trust

Date: February 24, 2016	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Lepercq Corporate Income Fund L.P.
	By:	Lex GP-1 Trust, its general partner

Date: February 24, 2016	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
President